UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2016

INNOVISION LABS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

Nevada	333-175212	26-4574088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Jabotinski St. POB 126

Ramat Gan 5252006

Israel

(Address of Principal Executive Offices) (Zip Code)

(855)-393-7243

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02	Unregistered Sales of Equity Securities.

On February 4, 2016, InnoVision Labs, Inc., a Nevada corporation (the “Company”), entered into a stock purchase and registration rights agreement (the “Purchase Agreement”) with certain private, non-U.S. investors (the “Investors”), pursuant to which the Company issued and sold to the Investors in a private placement (the “Private Placement”) $1,060,000 aggregate principal amount of the Company’s 8.0% Senior Convertible Notes due 2018 (the “Notes”), which were issued together with warrants (“Warrants”) to acquire an aggregate of 726,031 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) at an exercise price of $2.19 per share. The Notes, the Warrants and the Common Stock issuable upon exercise of the warrants are referred to collectively as the “Securities”. The Securities were issued on identical terms to those in the Company’s previously reported private placement in September 2015.

The Company issued the Securities to the Investors in offshore transactions in reliance upon the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Each Investor represented to the Company that such Investor was an “accredited investor”, as defined in Rule 501(a) under the Securities Act, and that such Investor’s Securities were being acquired for investment purposes.

The description of the Purchase Agreement, the Notes and the Warrants contained in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 23, 2015 (the “Prior 8-K”) is incorporated herein by reference. Such description is qualified in its entirety by reference to the full text of the form of Note, the form of Warrant and the Purchase Agreement, which were filed as Exhibit 4.1, Exhibit 4.2 and Exhibit 10.1, respectively, to the Prior 8-K, which text is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVISION LABS, INC.

Date: February 5, 2016	By:	/s/ Nimrod Madar
Name: Nimrod Madar
Title: President and Chief Executive Officer